Exhibit 4.5

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

ITEC ENVIRONMENTAL GROUP INC.

COMMON STOCK PURCHASE WARRANT

No. 1	Void after February 15, 2010

THIS CERTIFIES THAT, for value received, Gary M. De Laurentiis (the "Holder") is entitled to subscribe for and purchase 2,457,370 shares (as such number of shares shall be adjusted pursuant to Section 3 hereof, thus adjusting the per share Exercise Price) of the fully paid and nonassessable Common Stock, $0.001 par value (the "Shares"), of Itec Environmental Group, Inc., a Delaware corporation (the "Company"), at the exercise price of $.06 per share (the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.  Method of Exercise; Payment.

(a)  Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b)  Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B)
A

Where X	= the number of the Shares to be issued to the Holder.

Y	= the number of the Shares purchasable under this Warrant.

A	= the fair market value of one Share on the date of determination.

B	= the per share Exercise Price (as adjusted to the date of such calculation).

(c)  Fair Market Value. For purposes of this Section 1, the per share fair market value of the Shares shall mean:

(i)  If the Company's Common Stock is publicly traded, the per share fair market value of the Shares shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, or if not so listed then the fair market value shall be the average of the closing bid prices of the Common Stock as published in The Wall Street Journal, in each case for the fifteen (15) trading days ending five (5) trading days prior to the date of determination of fair market value;

(ii)  If the Company's Common Stock is not so publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm's length.

(d)  Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2.  Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.  Adjustments. Subject to the provisions of Section 11 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)  Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)  Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4.  Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

5.  Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect and the fair market value of the shares then obtaining (calculated in accordance with Section 1(c) hereof as if the shares were the Shares referred to in such Section).

6.  Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

7.  Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)  This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)  The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

(c)  The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)  The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

8.  Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

9.  Restrictions Upon Transfer and Removal of Legend.

(a)  The Company need not register a transfer of this Warrant or Shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

(b)  Notwithstanding the provisions of paragraph (a) above, no opinion of counsel shall be necessary for a transfer without consideration by any holder (i) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, or (ii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder.

10.  Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of any Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The holder of this Warrant will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

11.  Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (attention: Gary De Laurentiis, President and CEO), with a copy to David M. Otto, The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, WA 98164 or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

12.  Independent Legal Advice. Each of the parties hereto represents and warrants (a) that it, she or he has read and understands each of the provisions set forth herein, that he, she or it has had the opportunity to consult with counsel of his, her or its own choice in connection with this Agreement and to have each of the provisions set forth herein fully explained by such counsel, and that this Agreement is entered into freely, voluntarily, and without any duress or undue influence of any nature by, or on behalf of, any person or entity and (b) that each of the Parties, together with its, his or her attorneys, has made such investigation of the facts pertaining to this settlement and this release, and of all the matters pertaining thereto, as it, she or he deems necessary.

13. Piggy Back Registration of the Shares. If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least thirty (30) business days prior to the filing of each such registration statement to the Holder of its intention to do so. If the Holder notifies the Company within twenty (20) business days after receipt of any such notice of its desire to include any of the Shares in such proposed registration statement, the Company shall afford the Holder the opportunity to have any such amount of the Shares registered under such registration statement.

14. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

ITEC ENVIRONMENTAL GROUP, INC.

By:	/s/
Name: Frederick W. Smith, Jr.
Title: CFO

EXHIBIT A

NOTICE OF EXERCISE

TO:	Itec Environmental Group, Inc. 693 Hi Tec Parkway, Suite 3 Oakdale, CA 95361 Attention: President

1.	The undersigned hereby elects to purchase __________ Shares of Itec Environmental Group, Inc. pursuant to the terms of the attached Warrant.

2.	Method of Exercise (Please initial the applicable blank):

___
The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

3.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.  The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

(Signature)

Title:

(Date)